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                        CONSENT OF INDEPENDENT AUDITORS


To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts--


Strategic S&P Industrial Portfolio, 2001 Series F:



   We consent to the use of our report dated October 26, 2001, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


                                          /s/ KPMG LLP

New York, New York

October 26, 2001